[Exhibit 99.1 - Press Release]

PREMIER DEVELOPMENT & INVESTMENT, INC. ANNOUNCES REVERSE STOCK SPLIT

Dallas, TX. - May 18, 2005 - Premier Development & Investment, Inc. (OTC Bulletin Board: PDVN), announces that it will undergo a 1-for-200 reverse stock split. The Board has set the record date for the reverse stock split for Friday, June 3, 2005 and the effective date for Thursday, June 9, 2005.

At a special meeting of stockholders held on May 17, 2005, Premier's Board of Directors unanimously adopted and certain shareholders holding a quorum and subsequent majority of the our voting stock approved a resolution to effect the 1-for-200 reverse stock split (the "reverse split") of the Company's common stock. Also at this special stockholders meeting, the stockholders approved reducing the number of authorized common shares by 1,000,000,000 shares. Upon completion of the reverse split the number of authorized common shares shall be set at 250,000,000.

After giving effect to the reverse split, Premier's issued and outstanding common stock shall be reduced to approximately 339,620 shares from the presently issued and outstanding 67,924,069 shares. The reverse split will affect all shares of the Company's common stock, including those underlying any and all stock options and warrants outstanding prior to the effective date of the reverse split. Fractional shares will not be issued. A cash amount shall be paid, based on the stock price of the record date, on fractional shares and to shareholders that hold less than a share after the reverse split, in lieu of new shares.

Although the desired effect of the reverse split is an increase in the market price of Premier's common stock, no such increase can be assured or calculated. The market price of the common stock may not rise in proportion to the reduction in the number of shares issued and outstanding as a result of the reverse split, nor can there be any assurances that the reverse split will lead to a sustained increase in the market price of Premier's common stock. The market price of the common stock may also change as a result of other unrelated factors, including Premier's operating performance and other factors related to its business as well as general market conditions.

Eric Boyer, President and CEO of Premier, commented, "We believe that this reverse stock split is an important step in Premier's growth strategy. We believe a higher per share stock price will increase the visibility of the Company in the financial community and enhance our ability to complete raising the necessary funding we need to attain our goal of opening additional Players Grille locations this year and beyond, as well as allow us to move forward towards our goal of listing our common stock on a national stock exchange."

A new Premier trading symbol and CUSIP number will be announced on or around the effective date of June 9, 2005. Premier's transfer agent, Transfer Online, Inc., will handle transactions involving stockholders who hold physical certificates and exchange their old stock certificates for new stock certificates. Stockholders whose shares are held by their stockbrokers or with on-line brokerages do not need to submit old stock certificates for exchange.

About Premier

Premier Development & Investment, Inc. is a publicly held developer and operator of theme-based restaurant and bar concepts. These concepts are developed internally and through partnerships with other restaurant developers with the intent of building them into full-fledged chains and franchise opportunities. Premier owns and operates the Player's Grille Restaurant and Bar(TM), a casual dining sports themed concept based in Florida.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain statements within this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about the implementation of a reverse stock split and other statements containing forward looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects," or similar terms Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Premier Development & Investment, Inc.) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the restaurant industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and prospective dealings and joint venture projects. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Premier. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, and changes in federal or state tax laws. For a description of additional risks and uncertainties, please refer to Premier's filings with the Securities and Exchange Commission.

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